EXHIBIT 23


Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8, No. 33-60366, No. 2-87955, No. 33-75746 and No. 33-87955 of our
report dated September 7, 1995, with respect to the consolidated financial statements and schedule of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 1995.






Ernst & Young LLP
Baltimore, Maryland
October 17, 1995